Exhibit 10.37
FOURTH AMENDMENT TO THE
MARATHON PETROLEUM THRIFT PLAN

Pursuant to the powers of amendment reserved under Section 24.01 of the Marathon Petroleum Thrift Plan, as amended and restated effective as of January 1, 2023, and as thereafter amended from time to time (the “Plan”), the Plan is amended, effective January 1, 2024, in good faith to implement the increased permissible involuntary distribution cash-out limit for distributions occurring after December 31, 2023, as permitted by Section 304 of the SECURE 2.0 Act of 2022 and the associated revised provisions of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974, as follows:
FIRST CHANGE
The following provisions of the Primary Plan are amended to replace the references to $5,000 therein with $7,000:
•Article IV at paragraphs C., D.1., D.2., D.3., and D.4.; and
•Article XIV at Sections 14.02.A., 14.02.C., at the first, second and fourth flush paragraphs following paragraph C.; and
•Section 15.04.
SECOND CHANGE
The following provisions of the Speedway Component are amended to replace the references to $5,000 therein with $7,000:
•Section 1.1(18);
•Sections 8.2(1)(a), 8.2(1)(c), and 8.2(2);
•Section 8.8; and
•Section 8.10.

The Plan, as amended by the foregoing changes, is ratified and confirmed in all respects.
IN WITNESS WHEREOF, the undersigned officer has caused this Amendment to be executed effective as of the date specified above.

/s/ Fiona C. Laird
By: Fiona C. Laird
Titles: Chief Human Resources Officer and
Senior Vice President Communications
Marathon Petroleum Corporation, and Senior
Vice President MPC Investment LLC

Date Signed:	12-07-2023